Exhibit 99.1

Globus Medical Reports Fourth Quarter and Full Year 2023 Results

AUDUBON, PA, February 20, 2024: Globus Medical, Inc. (NYSE: GMED), a leading musculoskeletal technology company, today announced its financial results for the fourth quarter and year ended December 31, 2023.

Fourth Quarter 2023:

•	Worldwide net sales were $616.5 million, an increase of 124.6%, or 123.8% on a constant currency basis
•	GAAP net income for the quarter was $15.0 million
•	GAAP diluted earnings per share (“EPS”) was $0.11 and non-GAAP diluted EPS was $0.60
•	Non-GAAP adjusted EBITDA was $170.0 million, or 27.6% of net sales

Full Year 2023:

•	Worldwide net sales were $1,568.5 million, an increase of 53.3% on an actual and constant currency basis
•	GAAP net income for the year was $122.9 million
•	GAAP diluted EPS was $1.07 and non-GAAP diluted EPS was $2.32
•	Non-GAAP adjusted EBITDA was $464.1 million, or 29.6% of net sales

“I am pleased to report on the remarkable progress we’ve made at Globus Medical. Our merger with NuVasive has been a transformative milestone, where we pursue a vision of providing the best innovative technology and most dedicated level of customer service for our surgeons and their patients,” said Dan Scavilla, president and CEO. “The integration is progressing according to plan, underscoring our commitment to a  seamless transition and operational efficiency. Looking ahead to 2024, the pipeline of product launches, especially in enabling technologies, aligns with our philosophy of anticipating and meeting evolving customer needs. We recognize the importance of staying ahead of the curve, a principle that guides our approach to innovation and client service. I believe the potential for Globus has never been greater, as we continue to redefine spine surgery with procedural solutions built around enabling technology.”

“Worldwide sales set a record for both fourth quarter and full year 2023, as we completed the merger with NuVasive on September 1, 2023,” said Keith Pfeil, COO-CFO. “Excluding the impacts of the NuVasive merger, legacy Globus fourth quarter revenue was $304.1 million, an increase of 10.8 percent over the prior year fourth quarter, and full year revenue was $1.154 billion, or 12.8 percent higher than the prior year. We remain focused on merger integration activities as they continue to proceed according to plan and we look forward to achieving milestones as we work to get back to a steady state of running the business. We remain well positioned to deliver on our commitments for the coming year.”

Worldwide net sales for the fourth quarter were $616.5 million, an as-reported increase of 124.6% over the fourth quarter of 2023, and an increase of 123.8% on a constant currency basis.  U.S. net sales for the fourth quarter of 2023 increased by 111.1% compared to the fourth quarter of 2022. International net sales increased by 200.9% over the fourth quarter of 2023 on an as-reported basis, and an increase of 200.8% on a constant currency basis. Net Sales increases were driven by the addition of NuVasive, as well as increased volume of spine product sales and enabling technology volume.

Worldwide net sales for the full year of 2023 were $1,568.5 million, an increase of 53.3% as compared to the full year of 2022 on an actual and constant currency basis.  U.S. net sales for the full year of 2023 increased by 46.8 % compared to the full year of 2022. International net sales increased by 91.3% over the full year of 2023 on an as-reported basis, and an increase of 92.3% on a constant currency basis.

GAAP net income for the fourth quarter was $15.0 million, a decrease of 70.0% over the same period in the prior year, driven primarily by the addition of NuVasive results and acquisition related costs incurred in the quarter since the closing date. Diluted EPS for the fourth quarter was $0.11, compared to $0.49 for the fourth quarter of 2022. Non-GAAP net income for the fourth quarter was $83.5 million, an increase of 38.9% over the same period in the prior year, driven primarily by contributions from the NuVasive merger. Non-GAAP diluted EPS for the fourth quarter of 2023 was $0.60, compared to $0.59 in the fourth quarter of 2022,  an increase of 2.1% driven by higher Non-GAAP net income, partially offset by a  higher diluted share count as a result of the stock-for-stock merger with NuVasive.

Net cash provided by operating activities was $258.9 million, and non-GAAP free cash flow was $178.9 million for the full year of 2023.

2024 Annual Guidance

The Company reaffirms its full year 2024 revenue guidance range of $2.450 billion to $2.475 billion and fully diluted non-GAAP earnings per share range between $2.68 to $2.70.

Conference Call Information

Globus Medical will hold a teleconference to discuss its 2023 fourth quarter and full year results with the investment community at 4:30 p.m. Eastern Time today.

Participants may access the conference call live via webcast on the Investors page of Globus Medical’s website at https://www.investors.globusmedical.com/news-events/events-webcasts.

To participate via telephone, please register in advance at this link. Upon registration, all telephone participants will receive a confirmation email detailing how to join the conference call, including the dial-in number along with a unique passcode and registrant ID that can be used to access the call. The audio archive will be available after the call on the Investor page of the Globus Medical website.

About Globus Medical, Inc.

Based in Audubon, Pennsylvania, Globus Medical, Inc. was founded in 2003 by an experienced team of professionals with a shared vision to create products that enable surgeons to promote healing in patients with musculoskeletal disorders. Additional information can be accessed at www.globusmedical.com.

Non-GAAP Financial Measures

To supplement our financial statements prepared in accordance with U.S. generally accepted accounting principles (“U.S. GAAP”), management uses certain non-GAAP financial measures.  For example, non-GAAP Adjusted EBITDA, which represents net income before interest income, net and other non-operating expenses, provision for income taxes, depreciation and amortization, stock-based compensation expense, provision for litigation, acquisition related costs/licensing and acquisition of in-process research and development, merger and acquisition related costs/licensing, certain foreign currency acquisition-related impacts, and gains and losses from strategic investments, is useful as an additional measure of operating performance, and particularly as a measure of comparative operating performance from period to period, as it is reflective of changes in pricing decisions, cost controls and other factors that affect operating performance, and it removes the effect of our capital structure, asset base, income taxes and interest income and expense.  Our management also uses non-GAAP Adjusted EBITDA for planning purposes, including the preparation of our annual operating budget and financial projections.  Provision for litigation represents costs incurred for litigation settlements or unfavorable verdicts when the loss is known or considered probable and the amount can be reasonably estimated, or in the case of a favorable settlement, when income is realized.  Acquisition related costs/licensing represents the change in fair value of business-acquisition-related contingent consideration; costs related to integrating recently acquired businesses, including but not limited to costs to exit or convert contractual obligations, severance, retention bonus, duplicative costs and information system conversion; and specific costs related to the consummation of the acquisition process such as banker fees, legal fees, and other acquisition related professional fees, as well as one-time licensing fees.  Acquisition of in-process research and development represents the expensing of acquired assets with no alternative future use and related fees.  We also adjusted for certain foreign currency impacts related to the acquisition costs and gains/losses on strategic investments within other assets as we believe these impacts are not a measure of our operating performance.

In addition, for the period ended December 31, 2023 and for other comparative periods, we are presenting non-GAAP net income and non-GAAP Diluted Earnings Per Share, which represent net income and diluted earnings per share excluding the provision for litigation, amortization of intangibles, acquisition related costs/licensing, acquisition of in-process research and development, merger and acquisition related costs/licensing, certain foreign currency impacts, gains and losses from strategic investments, the impact of dilution attributable to the Convertible Notes, and the tax effects of all of the foregoing adjustments. We also present Non-GAAP gross profit, which excludes the impacts of any inventory acquisition-related costs within cost of goods sold. The tax effect adjustment represents the tax effect of the pre-tax non-GAAP adjustments excluded from non-GAAP net income. The tax impact of the non-GAAP adjustments is calculated based on the consolidated effective tax rate on a GAAP basis, applied to the non-GAAP adjustments, unless the underlying item has a materially different tax treatment, in which case the estimated tax rate applicable to the adjustment is used.  We believe these non-GAAP measures are also useful indicators of our operating performance, and particularly as additional measures of comparative operating performance from period to period as they remove the effects of the foregoing items, which we believe are not reflective of underlying business trends.  Additionally, for the period ended December 31, 2023 and for other comparative periods, we also define the non-GAAP measure of free cash flow as the net cash provided by operating activities, adjusted for the impact of restricted cash, less the cash impact of purchases of property and equipment.  We believe that this financial measure provides meaningful information for evaluating our overall financial performance for comparative periods as it facilitates an assessment of funds available to satisfy current and future obligations and fund acquisitions. Furthermore, the non-GAAP measure of constant currency net sales growth is calculated by translating current year net sales at the same average exchange rates in effect during the applicable prior year period.  We believe constant currency net sales growth provides insight to the comparative increase or decrease in period net sales, in dollar and percentage terms, excluding the effects of fluctuations in foreign currency exchange rates.

Non-GAAP adjusted EBITDA, non-GAAP net income, non-GAAP diluted earnings per share, non-GAAP gross profit, free cash flow and constant currency net sales growth are not calculated in conformity with U.S. GAAP. Non-GAAP financial measures have limitations as analytical tools and should not be considered in isolation or as a substitute for financial measures prepared in accordance with U.S. GAAP. These measures do not include certain expenses that may be necessary to evaluate our liquidity or operating results. Our definitions of non-GAAP adjusted EBITDA, non-GAAP net income, non-GAAP diluted earnings per share, non-GAAP gross profit, free cash flow and constant currency net sales growth may differ from that of other companies and therefore may not be comparable.

Safe Harbor Statements

All statements included in this press release other than statements of historical fact are forward-looking statements and may be identified by their use of words such as “believe,” “may,” “might,” “could,” “will,” “aim,” “estimate,” “continue,” “anticipate,” “intend,” “expect,” “plan” and other similar terms.  These forward-looking statements are based on our current assumptions, expectations and estimates of future events and trends.  Forward-looking statements are only predictions and are subject to many risks, uncertainties and other factors that may affect our businesses and operations and could cause actual results to differ materially from those predicted. These risks and uncertainties include, but are not limited to, the risks and costs associated with the integration of the NuVasive business and Globus Medical, Inc.’s ability to successfully integrate and achieve anticipated synergies with the NuVasive business,  health epidemics, pandemics and similar outbreaks, factors affecting our quarterly results, our ability to manage our growth, our ability to sustain our profitability, demand for our products, our ability to compete successfully (including without limitation our ability to convince surgeons to use our products and our ability to attract and retain sales and other personnel), our ability to rapidly develop and introduce new products, our ability to develop and execute on successful business strategies, our ability to comply with laws and regulations that are or may become applicable to our businesses, our ability to safeguard our intellectual property, our success in defending legal proceedings brought against us, trends in the medical device industry, general economic conditions, and other risks.  For a discussion of these and other risks, uncertainties and other factors that could affect our results, you should refer to the disclosure contained in our most recent annual report on Form 10-K filed with the U.S. Securities and Exchange Commission, including the sections labeled “Risk Factors” and “Cautionary Note Concerning Forward-Looking Statements,” and in our Forms 10-Q, Forms 8-K and other filings with the U.S. Securities and Exchange Commission.  These documents are available at www.sec.gov. Moreover, we operate in an evolving environment.  New risk factors and uncertainties emerge from time to time and it is not possible for us to predict all risk factors and uncertainties, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements.  Given these risks and uncertainties, readers are cautioned not to place undue reliance on any forward-looking statements.  Forward-looking statements contained in this press release speak only as of the date of this press release.  We undertake no obligation to update any forward-looking statements as a result of new information, events or circumstances or other factors arising or coming to our attention after the date hereof.

GLOBUS MEDICAL, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF INCOME

(unaudited)

	Three Months Ended			Year Ended
	December 31,			December 31,
(In thousands, except per share amounts)	2023	2022	2021	2023	2022	2021
Net sales	$616,534	$274,498	$250,021	$1,568,476	$1,022,843	$958,102
Cost of sales	265,486	70,591	61,796	548,174	263,725	239,223
Gross profit	351,048	203,907	188,225	1,020,302	759,118	718,879

Operating expenses:
Research and development	52,253	19,507	51,022	124,010	73,015	97,346
Selling, general and administrative	244,718	118,075	106,560	643,410	432,117	408,149
Provision for litigation, net	250	—	5,410	434	2,341	5,921
Amortization of intangibles	28,122	4,506	4,556	51,032	17,735	18,526
Acquisition-related costs	15,581	7,791	2,477	68,274	5,959	16,984
Total operating expenses	340,924	149,879	170,025	887,160	531,167	546,926

Operating income/(loss)	10,124	54,028	18,200	133,142	227,951	171,953

Other income/(expense), net
Interest income/(expense), net	(2,581)	5,315	1,939	20,130	14,233	9,297
Foreign currency transaction gain/(loss)	19,908	2,688	(454)	14,259	(1,020)	(1,423)
Other income/(expense)	(2,456)	85	143	(2,138)	1,855	580
Total other income/(expense), net	14,871	8,088	1,628	32,251	15,068	8,454

Income/(loss) before income taxes	24,995	62,116	19,828	165,393	243,019	180,407
Income tax provision	9,960	12,051	4,722	42,520	52,850	31,216

Net income/(loss)	$15,035	$50,065	$15,106	$122,873	$190,169	$149,191

Other comprehensive income/(loss), net of tax:
Unrealized gain/(loss) on marketable securities	8,893	4,199	(2,623)	13,231	(14,040)	(6,054)
Foreign currency translation gain/(loss)	(18)	3,397	(1,095)	1,207	(3,818)	(4,673)
Total other comprehensive income/(loss), net of tax	8,875	7,596	(3,718)	14,438	(17,858)	(10,727)
Comprehensive income/(loss)	$23,910	$57,661	$11,388	$137,311	$172,311	$138,464

Earnings per share:
Basic	$0.11	$0.50	$0.15	$1.09	$1.89	$1.48
Diluted	$0.11	$0.49	$0.14	$1.07	$1.85	$1.44
Weighted average shares outstanding:
Basic	137,883	99,967	101,495	113,087	100,469	100,734
Diluted	139,021	102,209	104,192	114,630	102,643	103,623

GLOBUS MEDICAL, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(unaudited)

	December 31,	December 31,
(In thousands, except share and per share values)	2023	2022
ASSETS
Current assets:
Cash and cash equivalents	$467,292	$150,466
Short-term marketable securities	50,497	295,592
Accounts receivable, net of allowances of $8,934 and $4,724, respectively	503,235	213,247
Inventories	848,135	298,981
Prepaid expenses and other current assets	44,580	20,997
Income taxes receivable	1,635	4,061
Total current assets	1,915,374	983,344
Property and equipment, net of accumulated depreciation of $425,695 and $343,036, respectively	586,932	243,729
Operating lease right of use assets	59,931	5,988
Long-term marketable securities	75,428	495,852
Intangible assets, net	924,603	63,574
Goodwill	1,434,540	197,471
Other assets	78,590	37,323
Deferred income taxes	10,685	48,845
Total assets	$5,086,083	$2,076,126

LIABILITIES AND EQUITY
Current liabilities:
Accounts payable	$56,671	$36,101
Accrued expenses	240,460	92,169
Operating lease liabilities	11,967	2,536
Income taxes payable	3,845	990
Business acquisition liabilities	61,035	13,308
Deferred revenue	18,369	14,100
Total current liabilities	392,347	159,204
Business acquisition liabilities, net of current portion	78,323	54,950
Operating lease liabilities	91,037	3,475
Senior convertible notes	417,400	—
Deferred income taxes and other tax liabilities	84,421	1,779
Other liabilities	24,596	10,345
Total liabilities	1,088,124	229,753

Equity:
Class A common stock; $0.001 par value. Authorized 500,000,000 shares; issued and outstanding 113,905,565 and 77,762,282 shares at December 31, 2023 and December 31, 2022, respectively	114	78
Class B common stock; $0.001 par value. Authorized 275,000,000 shares; issued and outstanding 22,430,097 and 22,430,097 shares at December 31, 2023 and December 31, 2022, respectively	22	22
Additional paid-in capital	2,870,749	630,952
Accumulated other comprehensive income/(loss)	(10,192)	(24,630)
Retained earnings	1,137,266	1,239,951
Total equity	3,997,959	1,846,373
Total liabilities and equity	$5,086,083	$2,076,126

GLOBUS MEDICAL, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

(unaudited)

	Year Ended
	December 31,
(In thousands)	2023	2022	2021
Cash flows from operating activities:
Net income	$122,873	$190,169	$149,191
Adjustments to reconcile net income to net cash provided by operating activities:
Acquired in-process research and development	—	150	34,312
Depreciation and amortization	144,733	68,252	69,867
Amortization of premiums on marketable securities	793	5,389	2,781
Provision for excess and obsolete inventory	10,959	6,400	6,143
Amortization of inventory fair value step up	71,656	—	—
Amortization of 2025 Note fair value step up	8,176	—	—
Stock-based compensation expense	52,742	32,810	30,586
Allowance for doubtful accounts	3,658	(1)	1,200
Change in fair value of business acquisition liabilities	17,434	5,132	16,807
Change in deferred income taxes	(57,789)	(22,223)	(17,615)
(Gain)/loss on disposal of assets, net	1,541	299	464
Payment of business acquisition related liabilities	(3,005)	(2,647)	(210)
Net (gain)/loss from foreign currency adjustment	(13,674)	—	—
(Increase) decrease in:
Accounts receivable	(49,914)	(50,843)	(25,895)
Inventories	(70,328)	(61,745)	(11,971)
Prepaid expenses and other assets	1,148	(10,292)	(6,178)
Increase (decrease) in:
Accounts payable	(14,223)	14,418	3,684
Accrued expenses and other liabilities	17,127	6,087	17,896
Income taxes payable/receivable	(408)	(2,887)	5,212
Net cash provided by/(used in) operating activities	243,499	178,468	276,274
Cash flows from investing activities:
Purchases of marketable securities	(100,643)	(419,534)	(622,359)
Maturities of marketable securities	240,190	312,221	227,908
Sales of marketable securities	537,723	102,433	109,898
Purchases of property and equipment	(78,274)	(74,047)	(56,898)
Acquisition of businesses, net of cash acquired and purchases of intangible and other assets	(296,028)	(31,435)	(34,488)
Net cash provided by/(used in) investing activities	302,968	(110,362)	(375,939)
Cash flows from financing activities:
Payment of business acquisition-related liabilities	(8,039)	(7,185)	(9,349)
Net proceeds from exercise of stock options	12,397	41,716	63,496
Payments related to tax withholdings for share-based compensation	(10,617)	—	—
Repurchase of common stock	(225,562)	(144,493)	—
Net cash provided by/(used in) financing activities	(231,821)	(109,962)	54,147
Effect of foreign exchange rates on cash	2,180	(747)	(810)
Net increase/(decrease) in cash and cash equivalents	316,826	(42,603)	(46,328)
Cash and cash equivalents at beginning of period	150,466	193,069	239,397
Cash and cash equivalents at end of period	$467,292	$150,466	$193,069

Supplemental disclosures of cash flow information:
Income taxes paid, net	$100,593	$77,823	$45,027
Non-cash investing and financing activities:
Equity issued in conjunction with the NuVasive merger	$2,153,883	$—	—
Accrued purchases of property and equipment	$7,100	$7,423	$4,551

Supplemental Financial Information

Net Sales by Product Category:

	Three Months Ended			Year Ended
	December 31,			December 31,
(In thousands)	2023	2022	2021	2023	2022	2021
Musculoskeletal Solutions	$583,820	$244,999	$224,624	$1,448,260	$926,703	$876,780
Enabling Technologies	32,714	29,499	25,397	120,216	96,140	81,322
Total net sales	$616,534	$274,498	$250,021	$1,568,476	$1,022,843	$958,102

Liquidity and Capital Resources:

	December 31,	December 31,
(In thousands)	2023	2022
Cash and cash equivalents	$467,292	$150,466
Short-term marketable securities	50,497	295,592
Long-term marketable securities	75,428	495,852
Total cash, cash equivalents and marketable securities	$593,217	$941,910

The following tables reconcile GAAP to Non-GAAP financial measures.

Non-GAAP Adjusted EBITDA Reconciliation Table:

	Three Months Ended			Year Ended
	December 31,			December 31,
(In thousands, except percentages)	2023	2022	2021	2023	2022	2021
Net income/(loss)	$15,034	$50,065	$15,106	$122,873	$190,169	$149,191
Interest (income)/expense, net	2,581	(5,315)	(1,939)	(20,130)	(14,233)	(9,297)
Provision for income taxes	9,960	12,051	4,722	42,520	52,850	31,216
Depreciation and amortization	71,162	16,911	16,829	144,733	68,252	69,867
EBITDA	98,737	73,712	34,718	289,996	297,038	240,977
Stock-based compensation expense	11,577	8,507	7,805	38,995	32,810	30,586
Provision for litigation, net	250	—	5,410	434	2,341	5,921
Acquisition-related costs/licensing	76,431	7,791	2,934	148,498	6,854	19,622
Acquisition of in-process research and development	—	150	34,312	—	150	34,312
Net (gain) loss from strategic investments	(460)	—	—	(192)	—	—
Non-cash acquisition-related foreign currency impacts	(16,572)	—	—	(13,674)	—	—
Adjusted EBITDA	$169,963	$90,160	$85,179	$464,057	$339,193	$331,418

Net income/(loss) as a percentage of net sales	2.4%	18.2%	6.0%	7.8%	18.6%	15.6%
Adjusted EBITDA as a percentage of net sales	27.6%	32.8%	34.1%	29.6%	33.2%	34.6%

Non-GAAP Net Income Reconciliation Table:

	Three Months Ended			Year Ended
	December 31,			December 31,
(In thousands)	2023	2022	2021	2023	2022	2021
Net income/(loss)	$15,034	$50,065	$15,106	$122,873	$190,169	$149,191
Provision for litigation, net	250	—	5,410	434	2,341	5,921
Amortization of intangibles	28,123	4,506	4,556	51,032	17,735	18,526
Acquisition-related costs/licensing	76,431	7,791	2,934	148,498	6,854	19,622
Acquisition of in-process research and development	—	150	34,312	—	150	34,312
Non-cash acquisition-related foreign currency impacts	(16,572)	—	—	(13,674)	—	—
Net gain/(loss) on strategic investments	(460)	—	—	(192)	—	—
Tax effect of adjusting items	(19,310)	(2,415)	(11,245)	(42,570)	(5,695)	(16,151)
Non-GAAP net income/(loss)	$83,496	$60,097	$51,073	$266,401	$211,554	$211,421

Non-GAAP Gross Profit Reconciliation Table:

	Three Months Ended			Year Ended
	December 31,			December 31,
(In thousands)	2023	2022	2021	2023	2022	2021
Cost of sales	$265,486	$70,591	$61,796	$548,174	$263,725	$239,223
Acquisition related costs/licensing	(52,591)	—	—	(71,656)	—	—
Adjusted cost of sales	$212,895	$70,591	$61,796	$476,518	$263,725	$239,223

Adjusted gross profit	$403,638	$203,907	$188,225	$1,091,958	$759,118	$718,879
Adjusted gross profit as a percentage	65.5%	74.3%	75.3%	69.6%	74.2%	75.0%

Non-GAAP Diluted Earnings Per Share Reconciliation Table:

	Three Months Ended			Year Ended
	December 31,			December 31,
(In thousands)	2023	2022	2021	2023	2022	2021
Diluted earnings per share, as reported	$0.11	$0.49	$0.14	$1.07	$1.85	$1.44
Provision for litigation, net	0.00	—	0.06	—	0.02	0.06
Amortization of intangibles	0.20	0.04	0.04	0.45	0.17	0.18
Acquisition-related costs/licensing	0.55	0.08	0.03	1.30	0.07	0.19
Acquisition of in-process research and development	—	—	0.33	—	—	0.33
Net (gain) loss from strategic investments	(0.00)	—	—	(0.00)	—	—
Non-cash acquisition-related foreign currency impacts	(0.12)	—	—	(0.12)	—	—
Tax effect of adjusting items	(0.14)	(0.02)	(0.11)	(0.37)	(0.06)	(0.16)
Non-GAAP diluted earnings per share	$0.60	$0.59	$0.49	$2.32	$2.06	$2.04

*amounts might not add due to rounding

Non-GAAP Free Cash Flow Reconciliation Table:

	Three Months Ended			Year Ended
	December 31,			December 31,
(In thousands)	2023	2022	2021	2023	2022	2021
Net cash provided by operating activities	$104,674	$63,975	$76,253	$243,499	$178,468	$276,274
Purchases of property and equipment	(22,881)	(18,340)	(17,045)	(78,274)	(74,047)	(56,898)
Free cash flow	$81,793	$45,635	$59,208	$165,225	$104,421	$219,376

Non-GAAP Net Sales on a Constant Currency Basis Comparative Table:

	Three Months Ended		Reported	Currency Impact on	Constant Currency
	December 31,		Net Sales	Current	Net Sales
(In thousands, except percentages)	2023	2022	Growth	Period Net Sales	Growth
United States	$490,841	$233,232	110.5%	$—	110.5%
International	125,693	41,266	204.6%	2,331	198.9%
Total net sales	$616,534	$274,498	124.6%	$2,331	123.8%

	Year Ended		Reported	Currency Impact on	Constant Currency
	December 31,		Net Sales	Current	Net Sales
(In thousands, except percentages)	2023	2022	Growth	Period Net Sales	Growth
United States	$1,279,765	$871,939	46.8%	$—	46.8%
International	288,711	150,904	91.3%	860	90.8%
Total net sales	$1,568,476	$1,022,843	53.3%	$860	53.3%

Contact:

Brian Kearns

Senior Vice President, Business Development and Investor Relations

Phone: (610) 930-1800

Email: investors@globusmedical.com

www.globusmedical.com